Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-226110) and Form F-1 (No. 333-223956) of CLPS Incorporation (the “Company”) as of our report dated September 25, 2018, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 20-F of the Company for the year ended June 30, 2018.

/s/ Friedman LLP

New York, New York
September 25, 2018